UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2008

Alabama Aircraft Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13829	84-0985295
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1943 North 50th Street

Birmingham, Alabama 35212

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (205) 592-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed by Alabama Aircraft Industries, Inc., formerly Pemco Aviation Group, Inc. (the “Company”), in filings made by the Company with the Securities and Exchange Commission, on April 23, 2002, Ronald A. Aramini, the President and Chief Executive Officer of the Company, executed a Promissory Note in favor of the Company in the original principal amount of $425,000.00 (the “Promissory Note”). In recognition of Mr. Aramini’s services and contributions rendered to the Company in 2007 in his dual role as President and Chief Executive Officer of the Company and as acting President of the Company’s former subsidiary, Pemco World Air Services, Inc. (“PWAS”), including Mr. Aramini’s critical role in the successful sale of PWAS to WAS Aviation Services, Inc., an affiliate of Sun Capital Partners, Inc., in September 2007, the Audit Committee and the Compensation Committee of the Board of Directors approved the forgiveness in full of the loan represented by the Promissory Note, including all accrued and unpaid interest to date, in conjunction with bonuses approved for key employees of PWAS whose assistance proved to be instrumental in the sale. The Audit Committee approved the forgiveness of this loan on February 1, 2008, following the Compensation Committee’s approval of the forgiveness of the loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2008	ALABAMA AIRCRAFT INDUSTRIES, INC.

	By:	/s/ Doris K. Sewell
	Name:	Doris K. Sewell
	Title:	Vice President—Legal and Corporate Affairs